Exhibit 10.2

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) made as of the 1st day of May, 2006, among ASCENT OIL AND GAS INC., a Delaware corporation (“Ascent Oil and Gas”), SOUTH LOUISIANA PROPERTY HOLDINGS, INC., a Louisiana corporation (“SLPH”), ASCENT ENERGY HOLDINGS, INC., a Delaware corporation (“Ascent Energy Holdings”), ASCENT ENERGY LOUISIANA, LLC, a Delaware limited liability company (“Ascent Louisiana”), ASCENT GP, LLC, a Delaware limited liability company (“Ascent GP”), ASCENT LP, LLC, a Delaware limited liability company (“Ascent LP”), ASCENT OPERATING, L.P., a Delaware limited partnership (“Ascent Operating”), PONTOTOC ACQUISITION CORP., a Nevada corporation (“Pontotoc Acquisition”), PONTOTOC PRODUCTION COMPANY, INC., a Texas corporation (“Pontotoc Texas”), OKLAHOMA BASIC ECONOMY CORPORATION, an Oklahoma corporation (“OBEC”), PONTOTOC HOLDINGS, INC., an Oklahoma corporation (“Pontotoc Holdings”), PONTOTOC GATHERING, L.L.C., an Oklahoma limited liability company (“Pontotoc Gathering”), DYNE EXPLORATION COMPANY, an Oklahoma corporation (“Dyne”), ASCENT RESOURCES, WV, INC., a Delaware corporation (“Resources”), Resources, together with Ascent Oil & Gas, SLPH, Ascent Energy Holdings, Ascent Louisiana, Ascent GP, Ascent LP, Ascent Operating, Pontotoc Acquisition, Pontotoc Texas, OBEC, Pontotoc Holdings, Pontotoc Gathering and Dyne, the “Borrowers,” and each a “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation, individually (“Fortis”) and as agent (the “Agent”), CAPITAL ONE, N.A., a national banking association (“Capital One”), THE ROYAL BANK OF SCOTLAND plc, a company organized under the laws of Scotland (“RBS”), STERLING BANK, a bank organized under the laws of Texas (“Sterling”), COMPASS BANK, an Alabama state chartered bank (“Compass”), and the other lenders which may become a party hereto (each a “Lender” and collectively the “Lenders”), and FORTIS ENERGY LLC, a Delaware limited liability company (“Fortis Energy”).

WHEREAS, the Borrowers, Agent and the Lenders have entered into a Second Amended and Restated Loan Agreement dated as of December 19, 2005 (as amended, the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders increase the Acquisition Commitment to $15,000,000 and make certain other changes to the Loan Agreement, and the Lenders are willing to do so;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Loan Agreement. Unless otherwise specified, all section references herein refer to sections of the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Definitions (Section 1).

(a) Acquisition Commitment. The definition of “Acquisition Commitment” is amended by substituting “$15,000,000” for “$5,000,000.”

(b) AEI. The following definition is added to the Loan Agreement:

“‘AEI’ means Ascent Energy Inc., a Delaware corporation.”

(c) Base Rate Margin. Clause (b) of the definition of “Base Rate Margin” is amended to read as follows:

“(b) For Acquisition Loans: two and one-half percent (2.50%) per annum.”

(d) Effective Date of First Amendment. The following definition is added to the Loan Agreement:

“‘Effective Date of First Amendment’ means the date on which the Borrowers have satisfied the conditions to the effectiveness of the First Amendment to Second Amended and Restated Loan Agreement dated as of May 1, 2006.”

(e) LIBOR Margin. Clause (b) of the definition of “LIBOR Margin” is amended to read as follows:

“(b) For Acquisition Loans: three and three-quarters percent (3.75%) per annum.”

2.2 Section 2(b) (Acquisition Commitment). Section 2(b) is amended to read as follows:

“(b) Acquisition Commitment. Subject to the terms and conditions hereof, each Lender agrees to make loans to the Borrowers in order to finance the acquisition of Oil and Gas Properties (or the equity of any Person owning Oil and Gas Properties) (herein called such Lender’s “Acquisition Loans”) upon the Borrowers’ request from time to time during the term hereof, provided that (i) all Lenders are requested to make Acquisition Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Advance, and (ii) the aggregate amount of all Acquisition Loans may not exceed seventy percent (70%) of the net discounted present value, determined by the Agent using the factors set forth in Section 9(f) hereof, of the proved Oil and Gas Properties being acquired with the proceeds of such Acquisition Loans (the “70% Test”). In determining whether the Borrowers have satisfied the 70% Test: (i) if the acquisition being financed is for a consideration of $10,000,000 or more, the net discounted present value of the Oil and Gas Properties being acquired will be determined on the basis of an engineering report in form and substance satisfactory to the Agent in its reasonable discretion prepared by a representative of the Borrowers but audited by an independent third party engineer selected by the Borrowers and approved by the Agent covering the Oil and Gas Properties being acquired, and (ii) if the acquisition being financed is for a consideration of less than $10,000,000, the net discounted present value of the Oil and Gas Properties being acquired will be determined on the basis of an engineering report in form and substance satisfactory to the Agent in its reasonable discretion prepared by a representative of the Borrowers covering the Oil and Gas Properties being acquired. In either case, net discounted present value will be calculated using a predetermined price deck provided to the Borrowers by the Agent and acceptable to the Lenders. The aggregate amount of all Acquisition Loans in any Advance must be greater than or equal to $1,000,000. Except for the amount of any Acquisition Loan which may have been converted to a term loan pursuant to Section 4(a)(ii) hereof, subject to the terms and conditions hereof, the Borrowers may borrow, repay, and reborrow Acquisition Loans made hereunder. The Lenders shall have no obligation to make an Acquisition Loan hereunder if such Acquisition Loans would not satisfy the 70% Test.”

2.3 Section 4(a) (Payment at Maturity). Section 4(a)(ii) is amended to read as follows:

“(ii) Except as otherwise provided in this Agreement, the outstanding principal amount of the Acquisition Loans shall be due and payable on the later of (y) a date which is six months after the date of the Advance of such Acquisition Loan, or (z) a date which is three months after the date of the first Borrowing Base Determination Date following the Advance of such Acquisition Loan (the “Acquisition Loan Maturity Date”), provided, however, that if on the Acquisition Loan Maturity Date the Facility Usage plus the outstanding principal amount of Acquisition Loans exceeds the Borrowing Base in effect on such Acquisition Loan Maturity Date, then the amount of such excess (other than any excess attributable to a Borrowing Base Deficiency, which shall be addressed as otherwise provided in this Agreement) shall be converted into a term loan which shall be payable in not more than thirty-six (36) equal installments due on the last Business Day of each month prior to the Loan Maturity Date and, if not then paid in full, on the Loan Maturity Date. As an example for the avoidance of doubt, if the amount of such excess (other than any excess attributable to a Borrowing Base Deficiency) on an Acquisition Loan Maturity Date which is January 15, 2009 is $1,650,000, then the Borrower must make eleven (11) equal payments of $150,000 each, with ten (10) such payments being made on the last Business Day of each month commencing on the last Business Day of January, 2009, and the eleventh (11th) such payment being made on November 1, 2009, the Loan Maturity Date.“

2.4 Annex A. Annex A to the Loan Agreement is deleted and replaced by Annex A attached to this Amendment.

3. Borrowing Base. Pursuant to Section 9 of the Loan Agreement, the Agent and the Lenders have redetermined the Borrowing Base at $80,000,000, which Borrowing Base shall be effective on the Effective Date of the First Amendment. The redetermination provided for in this Section 4 shall not be treated as an Unscheduled Redetermination for purposes of the Loan Agreement.

4. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Agent of:

4.1 An executed copy of this Amendment;

4.2 A promissory note executed by the Borrowers in favor of each Lender; and

4.3 All fees due and owing by the Borrowers.

5. Further Assurances. Borrowers’ Representative, at its sole expense, will, and will cause each other Borrower to, promptly execute and deliver to the Agent upon its request all such other and further documents, agreements and instruments Agent deems necessary, in its sole discretion, in connection with the transactions contemplated hereby.

6. Ratifications, Borrower Representations and Warranties.

6.1 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Borrowers and the Lenders agree that the Loan Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

6.2 To induce the Lenders to enter into this Amendment, the Borrowers ratify and confirm each representation and warranty set forth in the Loan Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that the Borrowers are fully authorized to enter into this Amendment.

7. Benefits. This Amendment shall be binding upon and inure to the benefit of the Lenders and Borrowers, and their respective successors and assigns; provided, however, that Borrowers may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Loan Agreement or any of the other Loan Documents.

8. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

9. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

10. Entire Agreement. The Loan Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

11. Reference to Loan Agreement. The Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

12. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

[The Remainder of this Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ASCENT OIL AND GAS INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

SOUTH LOUISIANA PROPERTY HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT ENERGY HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT ENERGY LOUISIANA, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT GP, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT LP, LLC, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT OPERATING, L.P., as Borrower

By:	Ascent GP, LLC,
its general partner

	By:	/s/ Eddie M. LeBlanc
	Name:	Eddie M. LeBlanc
	Title:	Vice President, Secretary & Treasurer

PONTOTOC ACQUISITION CORP. as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

PONTOTOC PRODUCTION COMPANY, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

OKLAHOMA BASIC ECONOMY CORPORATION, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

PONTOTOC HOLDINGS, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

PONTOTOC GATHERING, L.L.C., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

DYNE EXPLORATION COMPANY, as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

ASCENT RESOURCES WV, INC., as Borrower

By:	/s/ Eddie M. LeBlanc
Name:	Eddie M. LeBlanc
Title:	Vice President, Secretary & Treasurer

FORTIS CAPITAL CORP., as Agent and Lender

By:	/s/ Irond Rokholt
Name:	Irond Rokholt
Title:	Managing Director

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

CAPITAL ONE, N.A., as Lender

By:	/s/ Nancy G. Moragas
Name:	Nancy G. Moragas
Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND plc, as Lender

By:	/s/ Scott L. Joyce
Name:	Scott L. Joyce
Title:	Vice President

STERLING BANK, as Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Officer

COMPASS BANK, as Lender

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Compass Bank

FORTIS ENERGY LLC, as Qualified Hedging Counterparty and as Lender for the purposes set forth in Sections 2(e), 8, 17 and 18 of the Loan Agreement

By:	/s/ David Jones
Name:	David Jones
Title:	President

By:	/s/ Derek Pisani
Name:	Derek Pisani
Title:	Director of Operations

ANNEX A

	Percentage Share	Revolving Commitment	Acquisition Commitment
Fortis Capital Corp.	30%	$30,000,000	$4,500,000
Capital One, N.A.	20%	$20,000,000	$3,000,000
The Royal Bank of Scotland plc	20%	$20,000,000	$3,000,000
Sterling Bank	15%	$15,000,000	$2,250,000
Compass Bank	15%	$15,000,000	$2,250,000

	100%	$100,000,000	$15,000,000